UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2019

QUIDEL CORPORATION (Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	0-10961 (Commission File Number)	94-2573850 (IRS Employer Identification No.)

12544 High Bluff Drive, Suite 200 San Diego, California (Address of principal executive offices)		92130 (Zip Code)
Registrant's telephone number, including area code: (858) 552-1100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)

On June 20, 2019, the Board of Directors of Quidel Corporation (the “Company”) increased the size of the Company’s Board of Directors from eight to nine members pursuant to the Company’s Bylaws and appointed Kathy P. Ordoñez, 68, to the Board to fill the vacancy.

Ms. Ordoñez brings more than 30 years of experience in the life sciences and diagnostics industry. She is currently on the Board of Directors for Pacific Biosciences, Inc., a life sciences company that develops, manufactures and sells long-read gene sequencing products. From October 2017 to October 2018, she also served at Pacific Biosciences as Chief Commercial Officer. Ms. Ordoñez also recently was Director (July 2014 through February 2017), non-Executive Chairman (2015), and Chief Executive Officer (2016) of RainDance Technologies, Inc., a life sciences company that specialized in droplet-based detection of genetic variations in cancer and infectious diseases until it was sold to Bio-Rad Laboratories, Inc. in February 2017. Prior to this, Ms. Ordoñez was a Senior Vice President for Quest Diagnostics, Inc., a leading provider of diagnostic services and information, from May 2011 to June 2013 where she held the lead positions in Discovery and Development (2011) and Diagnostic Solutions (2012). Her tenure at Quest followed its acquisition, in 2011, of Celera Corporation, a company that discovered and developed genetic tests. Ms. Ordoñez was Chief Executive Officer of Celera Corporation (2008 - 2011) and founder and President of Celera Diagnostics (2000 - 2008). From 1985 until 2000, Ms. Ordoñez held several senior positions at Hoffmann-La Roche, overseeing the formation of Roche Molecular Systems, where she served as President and Chief Executive Officer, and led the wide-scale commercial application of the polymerase chain reaction (PCR) technology to the research, diagnostic and forensic fields. Ms. Ordoñez received her B.A. in Chemistry and an Honorary Doctorate from Hartwick College in Oneonta, NY.

As a non-employee director, Ms. Ordoñez will be compensated on the same basis as all other non-employee directors of the Company. Accordingly, Ms. Ordoñez will receive a pro rata portion of a $50,000 annual retainer for her service on the Board and upon her appointment will receive a pro rata portion of the annual grants made to non-employee directors in 2019 under the Company’s 2018 Equity Incentive Plan.

There is no arrangement or understanding between Ms. Ordoñez and any other person pursuant to which she was selected as a director. Ms. Ordoñez does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Ordoñez has entered into the standard Company director indemnification agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2019

QUIDEL CORPORATION

By:	/s/ Phillip Askim
Name:	Phillip Askim
Its:	Secretary